SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED  BY  THE  REGISTRANT     |X|

FILED BY A PARTY OTHER THAN THE REGISTRANT   |_|

CHECK  THE  APPROPRIATE  BOX:

|_|     PRELIMINARY PROXY STATEMENT.         |_|     CONFIDENTIAL FOR USE OF THE
                                                     COMMISSION ONLY (AS PERMIT-
                                                     TED BY  RULE  14A-6(E)(2)).

|X|     DEFINITIVE  PROXY  STATEMENT.

|_|     DEFINITIVE  ADDITIONAL  MATERIALS.

|_|     SOLICITING  MATERIAL  PURSUANT  TO  RULE  14A-12.


RICK'S  CABARET  INTERNATIONAL,  INC.
(NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

     ________________________________________________________________________
     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT  OF  FILING  FEE:  (CHECK  THE  APPROPRIATE  BOX):

|X|  NO  FEE  REQUIRED.

|_|  FEE  COMPUTED  ON  TABLE  BELOW  PER  EXCHANGE  ACT
     RULE  14A-6(I)(1)  AND  0-11.

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:_____________

(2) AGGREGATE  NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES: ______________

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): _________________

(4) PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:_____________________

(5) TOTAL  FEE  PAID:  ______________________

|_| FEE  PAID  PREVIOUSLY  WITH  PRELIMINARY  MATERIALS. ______________________


|_| CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE ITS FILING.

(1) AMOUNT  PREVIOUSLY  PAID:________________

(2) FOR,  SCHEDULE  OR  REGISTRATION  STATEMENT  NO.:_________________

(3) FILING  PARTY:_____________________

(4) DATE  FILED:_____________________________

                       RICK'S CABARET INTERNATIONAL, INC.
                                3113 BERING DRIVE
                              HOUSTON, TEXAS 77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 24, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Rick's Cabaret International, Inc. (the "Company") will be held at 3113 Bering Drive, Houston, Texas 77057, on August 24, 2000 at 10:00 AM (CST) for the following purposes:

     (1)     To  elect  seven  (7)  directors.

     (2) To ratify the selection of Jackson & Rhodes, P.C. as the Company's independent auditor for the fiscal year ending September 30, 2000.

     (3) To act upon such other business as may properly come before the Annual Meeting.

     Only holders of common stock of record at the close of business on July 10, 2000 will be entitled to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/  Eric  S.  Langan
                                              ----------------------------------
                                                   Chairman of the Board and
                                                   President

July  24,  2000
Houston,  Texas

                       RICK'S CABARET INTERNATIONAL, INC.
                                3113 BERING DRIVE
                              HOUSTON, TEXAS 77057

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 24, 2000

     This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Rick's Cabaret International, Inc., a Texas corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at 3113 Bering Drive, Houston, Texas 77057, on August 24, 2000 at 10:00 AM (CST), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about July 24, 2000. The cost of solicitation of proxies is being borne by the Company.

     The close of business on July 10, 2000 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of record date, there were 4,399,178 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in Number 1 must receive a majority of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of Number 2 set forth in the accompanying Notice.

     All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (I) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, AND (II) FOR THE RATIFICATION OF JACKSON & RHODES, P.C. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

     The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

       __________________________________________________________________

              (1) TO ELECT SEVEN (7) DIRECTORS FOR THE ENSUING YEAR
       ___________________________________________________________________

NOMINEES  FOR  DIRECTORS

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. Each duly elected Director will hold office until his successor shall have been elected and qualified.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below. All of the nominees are presently our directors.

     Eric S. Langan, age 32, has been a Director of the Company since 1998 and the President of the Company since March, 1999. Mr. Langan is also the acting Chief Financial Officer of the Company. He has been involved in the adult entertainment business since 1989. Mr Langan has also served as the President and Director of Taurus Entertainment Companies, Inc. since November, 1997. Taurus is a public subsidiary of the Company. From January 1997 through the present, he has held the position of President with X.T.C. Cabaret, Inc., which was subsequently acquired by Taurus. From November 1992 until January 1997, Mr. Langan was the President of Bathing Beauties, Inc. Since 1989, Mr Langan has exercised managerial control over the grand openings and operations of more than twelve adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

     Robert L. Watters, age 49, has been a director of the Company since 1986. Mr. Watters was president and chief executive officer of the Company from 1991 until March, 1999. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult cabaret located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the cabaret that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York state. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in the full-time management of the Company. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University.

     Michael S. Thurman, age 40, has been a director of the Company since 1999 and he is the Company's director of operations. He has been employed in the bar and restaurant industry since 1982 for several operators of bars and restaurants. He has served in various management positions. From 1986 through 1989 Mr. Thurman worked as the controller of a multi-location bar and restaurant chain with annual sales in 1989 of approximately $6,000,000. Beginning in 1989, Mr. Thurman worked in managerial capacities for adult entertainment businesses located in Houston, Texas including the Colorado Bar & Grill, the Gold Club, Rick's, and Caligula XXI. From 1994 until 1997, Mr. Thurman was employed as the chief financial officer of X.T.C. Group and the X.T.C. Cabaret, businesses now owned and operated by Taurus Entertainment Companies, Inc., which became a subsidiary of the Company in 1998. During 1997 until mid-1998, Mr. Thurman was a director of Taurus Entertainment Companies, Inc.,

     Alan Bergstrom, age 54, has been a director of the Company since 1999. Since 1997, Mr. Bergstrom has been the Chief Operating Officer of Eagle Securities which is an investment consulting firm. Mr. Bergstrom is also a registered stock broker with Rhodes Securities, Inc. From 1991 until 1997, Mr. Bergstrom was a vice president--investments with Principal Financial Securities, Inc. Mr. Bergstrom holds a B.B.A. Degree in Finance, 1967, from the University of Texas.

     Travis Reese, age 30, has been a director of the Company since 1999 and is the Company's Director of Technology. From 1997 through 1999, Mr. Reese was a senior network administrator at St. Vincent's Hospital in Sante Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was a vice-president with Digital Publishing Resources, Inc., an internet service provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associates Degree in Aeronautical Science from Texas State Technical College.

     Ron Levi, age 49, has been a director and officer of National Telemedia Corporation since 1991. Since 1992, Mr. Levi has been a director and officer of Voice Media, Inc. Mr. Levi was appointed to our board in connection with our acquisition of certain assets of Voice Media, Inc. Voice Media, Inc. and the National Telemedia Corporation are global Internet media companies, focusing on Internet development and Electronic commerce applications for Web based entertainment products, including the development of proprietary technologies, industry-defining systems and marketing processes.

     Paul Lesser, age 40, has been a director and officer of National Telemedia Corporation since 1991. Since 1992, Mr. Lesser has been a director and officer of Voice Media, Inc. Mr. Levi was appointed to our board in connection with our acquisition of certain assets of Voice Media, Inc. Voice Media, Inc. and the National Telemedia Corporation are global Internet media companies, focusing on Internet development and Electronic commerce applications for Web based entertainment products, including the development of proprietary technologies, industry-defining systems and marketing processes.

OUR  OFFICERS

     Eric S. Langan is also our CEO, President and Chief Financial Officer. Michael S. Thurman is also our COO, and V.P.-Director of Operations. Travis Reese is also our V.P.-Director of Technology.

RELATED  TRANSACTIONS

     The Board of Directors of the Company has adopted a policy that Company affairs will be conducted in all respects by standards applicable to publicly-held corporations and that the Company will not enter into any future transactions and/or loans between the Company and its officers, directors and 5% shareholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent, disinterested directors of the Company. In the Company's view, all of the transactions described below meet this standard.

     In August, 1998, the Company acquired approximately 93% of the outstanding common stock of Taurus Entertainment Companies, Inc. ("Taurus") in a private stock exchange transaction with the certain principal stockholders of Taurus, among whom were Eric S. Langan and Ralph McElroy. The Stock Exchange Agreement provided that the Company exchange one share of its common stock for each three and one-half shares of Taurus common stock owned by certain principal shareholders of Taurus. As a result of the Exchange, Mr. Langan received 402,146 shares of common stock of the Company, and Mr. McElroy received 393,389 shares of common stock the Company. The terms and conditions of the Exchange were determined by the parties through arms length negotiations.

     In a transaction simultaneous to the acquisition of Taurus, the Company acquired certain real estate in San Antonio, Texas from Mr. McElroy. The Company acquired the property from Mr. McElroy for the same price that Mr. McElroy paid for the property. The Company financed the purchase of the property by the issuance of a six year $366,000 Convertible Debenture, secured by the real estate acquired. The Convertible Debenture bears interest at the rate of 12% per annum, with interest payable monthly. Interest payments began in September, 1998. The principal balance of the Convertible Debenture is due in one lump sum payment in July, 2004. The Convertible Debenture is subject to redemption at the option of the Company, in whole or in part, at 100% of the principal face amount of the Convertible Debenture redeemed plus any accrued and unpaid interest on the redemption date, at any time and from time to time, upon not less than 30 nor more than 60 days notice, if the Closing Price of the common stock of the Company shall have equaled or exceeded $8.50 per share of common stock for ten (10) consecutive trading days. The Convertible Debenture is convertible into shares of Common Stock at any time prior to maturity (unless earlier redeemed) at the Conversion Price of $2.75 per share. In the event that the Company files a Registration Statement to register shares of its Common Stock with the Securities and Exchange Commission on Form S-3 or other similar form (except for Form S-8 or Form S-4) than the Company will undertake to use its best efforts to register for resale all of Mr. McElroy's shares into which the Convertible Debenture may be converted under the same Registration Statement.

     In a transaction simultaneous to the acquisition of Taurus, Taurus refinanced a mortgage on one of its real estate holdings in Houston, Texas by extinguishing this mortgage and replacing it with a Convertible Debenture secured by this real estate. The mortgagee was Mr. McElroy and Mr. McElroy received the Convertible Debenture. Taurus had purchased the property from Mr. McElroy for the same price that Mr. McElroy paid for the property. The Company refinanced the purchase of the property on terms more favorable to Taurus by the issuance of a six year $286,744 Convertible Debenture, secured by the real estate acquired. The Company is a guarantor of this Convertible Debenture. The Convertible Debenture bears interest at the rate of 12% per annum, with interest payable monthly. Interest payments began in September, 1998. The principal balance of the Convertible Debenture is due in one lump sum payment in July, 2004. The Convertible Debenture is convertible into shares of Common Stock of the Company at any time prior to maturity at the Conversion Price of $2.75 per share. In the event that the Company files a Registration Statement to register shares of its Common Stock with the Securities and Exchange Commission on Form S-3 or other similar form (except for Form S-8 or Form S-4) than the Company will undertake to use its best efforts to register for resale all of Mr. McElroy's shares into which the Convertible Debenture may be converted under the same Registration Statement.

     On March 29, 1999, Robert L. Watters, a Director of the Company, purchased RCI Entertainment Louisiana, Inc. ("RCI Louisiana"), a subsidiary of the Company, for the purchase price of $2,200,000 consisting of $1,057,327 in cash, the endorsement over to the Company of a $652,744 secured promissory note (the "McElroy Note"), a guaranteed promissory note in the amount of $326,773 made by Mr. Watters (the "Watters Note"), and the cancellation by Mr. Watters of the Company's $163,156 indebtedness to him. The McElroy Note, which is due July 31, 2004, bears interest at the rate of twelve percent (12%) per annum with interest being paid monthly. The principal of the McElroy Note is due in one lump sum payment. The McElroy Note is secured by (i) a convertible debenture of the Company in the original principal amount of $366,000, which was issued August, 11, 1998, in favor of Mr. McElroy (the "Convertible Debenture") and (ii) a promissory note of Taurus Entertainment Companies, Inc. (a subsidiary of the Company) and guaranteed by the Company (which has a conversion feature) in the original principal amount of $286,744.61, dated August 11, 1998, in favor of Mr. McElroy, (the "Convertible Promissory Note"). Both the Convertible Debenture and the Convertible Promissory Note are secured by certain real estate of the Company or its subsidiaries. The Watters Note is guaranteed by RCI Louisiana, which operates a Rick's Cabaret in New Orleans, Louisiana. In connection with the acquisition of the stock of RCI Louisiana, Mr. Watters also assumed RCI Louisiana's liabilities of approximately $1,400,000. As a condition of this transaction, Mr. Watters arranged for the release by a lender of the Company's liability of $763,199 owed to the lender by RCI Louisiana, which the Company had guaranteed. The Company obtained an opinion from Chaffe & Associates, Inc., a New Orleans investment banking firm, stating that the purchase price paid by Mr. Watters for RCI Louisiana was fair from a financial point of view to the shareholders of the Company. The terms of this transaction were the result of arms-length negotiations between the Company and Mr. Watters. In connection with the sale of RCI Louisiana, Mr. Watters entered into an agreement with the Company to terminate his Employment Agreement and to cancel all stock options of the Company which he held. Mr. Watters continues to serve as a Director of the Company. Further, in connection with the sale of RCI Louisiana, the Company entered into an Exclusive Licensing Agreement with Mr. Watters which granted Mr. Watters the right to the use of the name "Rick's Cabaret" and all logos, trademarks and service marks attendant thereto for use in the states of Louisiana, Florida, Mississippi and Alabama.

     On July 6, 2000, we acquired the adult Internet web site www.XXXPassword.com from Voice Media, Inc. This web site had gross revenues in excess of $3,000,000 for the 11 months ended May 31, 2000. Under the terms of the acquisition, we issued 700,000 restricted shares of our common stock to Voice Media, of which 250,000 shares will remain in escrow until certain earnings benchmarks are achieved which are related to the "EBITDA" (earnings before interest, depreciation, taxes and amortization) of XXXPassword.com. If, during the first full 12 months following July 6, 2000, the EBITDA of XXXPassword.com equals or exceeds $400,000, the full 250,000 will be released from escrow to Voice Media, Inc. In the event that the EBITDA during this 12 month period is less than $400,000, then a pro-rata portion of the shares will be released to Voice Media, Inc. If at any time during the 12 month period, the EBITDA exceeds $400,000, all 250,000 shares will be released to Voice Media, Inc.

     Voice Media will also be entitled to receive a cash earn-out amount from us of $380,000 during the next six years. In addition, Voice Media could receive up to an additional cash earn out amount of $925,000 if certain earnings benchmarks are achieved. Voice Media would receive the entire amount if the EBITDA of XXXPassword during the next 12 months exceeds $1,200,000. The cash earn-out portion of the purchase price is payable only from up to 50% of the free cash flow from the web site, payable over six years. As part of the acquisition, Voice Media will continue to manage and market XXXPassword for us at a flat monthly fee. Ron Levi and Paul Lesser each own 50% of Voice Media, Inc. This transaction was the result of arms length negotiations between the parties. However, no appraisal was done.

     In late April 2000, we entered into a Letter of Intent with Voice Media, Inc. to acquire an additional adult entertainment website, www.CLUBPIX.com. This website had gross revenues of $10.29 million for the eight months ended February 2000. Under the terms of the Letter of Intent, we will issue 1,700,000 restricted shares of our common stock and $3,128,000 to Voice Media. Of these 1,700,000 shares, 700,000 shares will remain in escrow until certain earnings benchmarks are achieved. The entire 700,000 shares will be released if the EBITDA of www.clubpix.com equals or exceeds
$4,000,000 during the twelve months period following the closing of this transaction. Voice Media could also receive an additional 300,000 restricted shares of our common stock and up to $9,000,000 (inclusive of the $3,128,000) if certain other earnings benchmarks are achieved. Voice Media would receive the entire amount if the EBIDTA of www.clubpix.com during the twelve months period following the closing of this transaction exceeds $6,000,000. The cash portion of the purchase price is payable only from up to 75% of the free cash flow from the web site payable over six years. The Letter of Intent is subject to the gross revenues of clubpix.com for the preceding twelve months exceeding $14,000,000 and earnings before EBIDTA derived from clubpix.com for the twelve months period being in excess of $3,500,000. In addition, the Letter of Intent is subject to shareholder approval of Rick's, the receipt by Rick's of a fairness opinion from an independent third party and the execution of definitive agreements by the parties.

     In connection with the July 6, 2000 transaction with Voice Media, Inc., we entered into an agreement with National Telemedia Corporation whereby National Telemedia will manage XXXPassword.com for us for a flat fee of $$22,500 per month. Paul Lessor is a Director and the President of National Telemedia, Inc., and Ron Levi is a Director and the Vice-president of National Telemedia, Inc. Messrs. Levi and Lesser each own 50 % of National Telemedia. This transaction was the result of arms length negotiations between the parties.

     Other than as set forth above, we know of no other transactions that could result in a change of control of us.

INFORMATION  CONCERNING  THE  BOARD  OF  DIRECTORS  AND  ITS  COMMITTEES

     The Company has no compensation committee and no nominating committee. Decisions concerning executive officer compensation for 1999 were made by the full Board of Directors. Eric S. Langan, Michael S. Thurman and Travis Reese are the only directors of the Company who are also officers of the Company.

     The Company has an Audit Committee whose members are currently Robert L. Watters and Alan Bergstrom. The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee will meets privately with the Company's Chief Accounting Officer and with the Company's independent public accountants and evaluates the responses by the Chief Accounting Officer both to the facts presented and to the judgments made by the outside independent accountants. The Audit Committee reports its activities to the full Board after each such meeting so that the Board is kept informed of its activities on a current basis. In addition, the activities and responsibilities of the Audit Committee include the nomination or selection of the independent auditors, review of the results of the audit and a detailed review of the overall Company and the adequacy of the Company's internal controls.

     In May 2000, the Board adopted a Charter for the Audit Committee. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee's duties. The Purpose of the Audit Committee is to conduct continuing oversight of our financial affairs. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the Securities and Exchange
Commission, or otherwise provided to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. A majority of the members of the Audit Committee will be independent. The Audit Committee is objective, and reviews and assesses the work of our independent accountants and our internal audit department.

     A majority of our Audit Committee members must be independent Directors and we will meet this requirement by June 2001. The Board of Directors shall elect the Members annually. Members shall serve until their successors are duly elected and qualified. Unless an Audit Committee Chairperson is elected by the full Board, the Members of the Committee may designate a Chairperson by majority vote of the all Members. A majority of the members will be free from any relationship that could conflict with a Member's independent judgment. All Members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. A copy of the Audit Committee Charter is attached hereto as Attachment "A".

     In as much as the Charter for the Audit Committee was only recently adopted, the Audit Committee has not yet reviewed and discussed the audited financial statements with management or discussed with the independent auditors the matters required by SAS 61. The Audit Committee has not yet received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, and the Audit Committee has not yet discussed with the independent accountant the independent accountant's independence. Each of these items will be properly addressed in forthcoming months. The Audit Committee did not make any recommendation to the Board of Directors that should be included in the Company's audited financial statements included in our Annual Report on Form 10-KSB for the last fiscal year.

     The  Board  of  Directors  held  six  meetings during the fiscal year ended
September  30, 1999.     The Audit Committee held two meetings during the fiscal
year  ended  September  30,  1999.

     There is no family relationship between or among any of the directors and executive officers of the Company.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

     The Company believes all persons so required to, have complied with Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE  COMPENSATION

     The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 1999, 1998 and 1997 of certain executive officers. No other executive officer of ours received compensation that exceeded $100,000 during 1999.

                                              SUMMARY COMPENSATION TABLE
                                             Annual  Compensation        Long  Term  Compensation
                                                                                       Awards           Payouts
                                                                        Other                Securities
Name and                                                                Annual   Restricted  Underlying  Other  All Other
Principal                                                               Compen-      Stock    Options/  LTIP    Compens-
Position                              Year       Salary       Bonus     sation (1)   Awards     SARs   Payouts  sation
-----------------------------------  -------  ------------  ----------  ----------  ---------  ------  -------  ------
Eric S.                                 1999  $155,000 (2)         -0-         -0-        -0-  85,000      -0-     -0-
Langan                                  1998          -0-          -0-         -0-        -0-  50,000      -0-     -0-
Director,                               1997          -0-          -0-         -0-        -0-     -0-      -0-     -0-
President, and
Acting CFO

Robert L.(3)                            1999  $   137,500          -0-         -0-        -0-  10,000      -0-     -0-
Watters                                 1998  $   325,000          -0-         -0-        -0-  20,000      -0-     -0-
Director                                1997  $   325,000          -0-         -0-        -0-     -0-      -0-     -0-
__________________________________

(1)    We  provide  certain  executive officers certain personal benefits.  Since the value of such benefits does not exceed  the  lesser  of  $50,000  or  10%  of  annual  compensation,  the  amounts  are  omitted.

(2)    We  paid Mr. Langan $155,000 as compensation in fiscal 1999, of which $52,000 was allocated to our subsidiary,
       Taurus  Entertainment  Companies,  Inc.

(3)    Mr.  Watters is a director of the Company.  However, Mr. Watters ceased being  an  executive  officer  of  the
       Company  in  March  1999.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

              Number of    Percent of Total
              Securities     Options/SARs
              Underlying      Granted To
             Options/SARs    Employees In     Exercise of     Expiration
Name           Granted        Fiscal Year      Base Price        Date
-----------  ------------  -----------------  ------------  --------------

Eric Langan        85,000               70 %  $       2.70  August 4, 2004

Robert L.          10,000                 8%  $       2.70  August 4, 2004
Watters

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                           Number Of
                                           Unexercised     Value of
                                           Securities      Unexercised
                                           Underlying      In-The-Money
                                           Options/SARs    Options/SARs
                Shares                     At FY-End       At FY-End
               Acquired        Value       Exercisable/    Exercisable/
Name          On Exercise     Realized     Unexercisable   Unexercisable
-----------  -------------  ------------  ---------------  -------------
Eric Langan        -0- (1)           -0-  130,000 / 5,000      -0- / -0-

Robert L.          -0- (1)           -0-    5,000 / 5,000      -0- / -0-
Watters

________________________
(1) Mr. Langan and Mr. Watters did not exercise any options during the last fiscal year.

DIRECTOR  COMPENSATION

     We do not currently pay any cash directors' fees, but we pay the expenses of our directors in attending board meetings. In August, 1999, we issued 10,000 options to each present Director. These options have a strike price of $2.70 per share and expire in August, 2009. Half of these options were immediately exercisable and half will become exercisable in August, 2000.

EMPLOYEE  STOCK  OPTION  PLANS

SUMMARY  OF  1995  STOCK  OPTION  PLAN

     While the Company has been successful in attracting and retaining qualified personnel, the Company believes that its future success will depend in part on its continued ability to attract and retain highly qualified personnel. The Company pays wages and salaries which it believes are competitive. The Company also believes that equity ownership is an important factor in its ability to attract and retain skilled personnel, and in 1995 and 1999 adopted a Stock Option Plan (the "Plan") for employees and directors. The purpose of the Plan is to further the interest of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The Plan is administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plan, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85%of the fair market value of the Common Stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plan. A total of 300,000 shares may be granted and sold under the Plan. As of July 10, 2000, a total of 167,500 stock options had been granted and are outstanding under the 1995 Plan, none of which have been exercised. The Company does not plan to issue any additional options under the 1995 Plan, and the 1995 Plan is effectively terminated.

     The 1999 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by our shareholders in 1999. The 1999 Plan allows
Incentive Stock Option grants as determined by the Compensation Committee, or the Board of Directors if there is no compensation committee (the "Committee"). The Board of Directors has reserved 500,000 shares of Common Stock for issuance pursuant to the Plan. The purpose of the Plan is to foster and promote the financial success of the Company and increase Stockholder value by enabling eligible key employees, directors and consultants to participate in the long-term growth and financial success of the Company. As of July 10, 2000, a total of 275,000 stock options had been granted and are outstanding under the Plan, 6,000 of which have been exercised.

SUMMARY  OF  1999  STOCK  OPTION  PLAN

     ELIGIBILITY. The Plan is open to key employees (including officers and directors) and consultants of the Company and its affiliates ("Eligible Persons").

     TRANSFERABILITY.  The  grants  are  not  transferrable.

     CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The Plan will not affect the right of the Company to authorize adjustments, recapitalization, reorganizations or other changes in the Company's capital structure. In the event of an adjustment, recapitalization or reorganization the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity he would have been entitled to if immediately prior to the merger he had exercised his option. The Board may waive any limitations imposed under the Plan so that all options are immediately exercisable.

     OPTIONS. The Plan provides for both Incentive and Nonqualified Stock Options. Option price. Incentive options shall be not less than the greater of
(i)100% of fair market value on the date of grant, or (ii) the aggregate par value of the shares of stock on the date of grant. The Compensation Committee, at its option, may provide for a price greater than 100% of fair market value. The price for Incentive Stock Options for Stockholders owning 10% or more of the Company's shares ("10% Stockholders") shall be not less than 110% of fair market value.

     AMOUNT EXERCISABLE-INCENTIVE OPTIONS. In the event an Eligible Person exercises Incentive Options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered non qualified stock options.

     DURATION. No option may be exercisable after the expiration date as set forth in the option agreement.

     EXERCISE OF OPTIONS. Options may be exercised by written notice to the President of the Company with (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares; or (ii) stock at its fair market value on the date of exercise;

     TERMINATION OF EMPLOYMENT. Any Option which has not vested at the time the Optionee ceases continuous employment for any reason other than death, disability or retirement shall terminate upon the last day that the Optionee is employed by the Company. Incentive Stock Options must be exercised within three months of cessation of Continuous Service for reasons other than death, disability or retirement in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     DEATH. Unless the Option expires sooner, the Option will expire one year after the death of the Eligible Person.

     DISABILITY. Unless the Option expires sooner, the Option will expire one year after the disability of the Eligible Person.

     RETIREMENT. Any Option which has not vested at the time the Optionee ceases continuous employment due to retirement shall terminate upon the last day that the Optionee is employed by the Company. Upon retirement Incentive Stock Options must be exercised within three months of cessation of Continuous Service in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     AMENDMENT OR TERMINATION OF THE PLAN. The Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's Stockholders; provided further, however, that to the extent required to maintain the status of any incentive option under the Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under incentive options, (b) change the class of employees eligible to receive incentive options, or (c) decrease the option price for incentive options below the fair market value of the stock at the time it is granted, shall be made without the approval of the Stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment. No amendment, suspension or termination of the Plan shall act to impair or extinguish rights in Options already granted at the date of such amendment, suspension or termination.

EMPLOYMENT  AGREEMENT

     The Company has a three year employment agreement with Eric S. Langan (the"Langan Agreement"). The Langan Agreement extends through August 11, 2001 and provides for an annual base salary of $171,600. The Langan Agreement also provides for participation in all benefit plans maintained by the Company for salaried employees. Mr. Langan's Agreement contains a confidentiality provision and an agreement by Mr. Langan not to compete with the Company upon the expiration of the Langan Agreement. The Company has not established long-term incentive plans or defined benefit or actuarial plans. Pursuant to the Langan Agreement, Mr. Langan has received options to purchase up to 125,000 of the Company's shares at an exercise price of $1.87 per share, vesting in August, 1999.

              STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information at July 10, 2000, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

Name and Address                   Number of Shares   Title of Class  Percent of Class
---------------------------------  -----------------  --------------  -----------------
Eric S. Langan
505 North Belt, Suite 630
Houston, Texas 77060                   1,271,038 (1)  Common Stock               27.5 %

Robert L. Watters
315 Bourbon Street
New Orleans, Louisiana 70130             12,471  (2)  Common Stock                0.3 %

Michael S. Thurman
505 North Belt, Suite 630
Houston, Texas 77060                     32,471  (3)  Common Stock                0.8 %

Travis Reese
505 North Belt, Suite 630
Houston, Texas 77060                     40,100  (4)  Common Stock                1.0 %


Alan Bergstrom
707 Rio Grande, Suite 200
Austin, Texas 78701                      10,000  (2)  Common Stock                0.3 %

Ron Levi
Suite 205
5000 North Parkway
Calabasas, California 91302              754,000 (5)  Common Stock               17.2 %

Paul Lesser
Suite 205
5000 North Parkway Calabasas
Calabasas, California 91302              700,000 (5)  Common Stock               16.0 %

Voice Media, Inc.
Suite 205
5000 North Parkway Calabasas
Calabasas, California 91302              700,000 (6)  Common Stock               16.0 %

E. S. Langan. L.P.
505 North Belt, Suite 630
Houston, Texas 77060                     578,632 (7)  Common Stock               13.2 %

Ralph McElroy
1211 Choquette
Austin, Texas, 78757                    817,147  (8)  Common Stock               18.1 %

All of our Directors and Officers
as a group of seven persons            1,870,080 (9)  Common Stock                39.7%

______________________________________

(1) This amount includes shares owned indirectly through E. S. Langan, L.P. Mr. Langan is the general partner of E. S. Langan, L.P. Mr. Langan has sole voting and investment power for 207,406 shares that he owns directly. Mr. Langan has shared voting and investment power for 578,632 shares that he owns indirectly through E. S. Langan, L.P. This amount also includes options to purchase up to 235,000 shares of common stock that are presently exercisable. Includes 250,000 shares over which Mr. Langan has voting power.

(2) Includes options to purchase up to 10,000 shares of common stock which are presently exercisable.

(3) Includes options to purchase up to 30,000 shares of common stock which are presently exercisable.


(4) Includes options to purchase up to 35,000 shares of common stock that are presently exercisable

(5) Of these, 700,000 shares are owned directly by Voice Media, Inc. Messrs. Levi and Lesser are control person of Voice Media, Inc. Of these shares, 250,000 shares are subject to a voting agreement whereby Eric S. Langan has voting power over these shares. This voting agreement is related to the acquisition of the XXXPassword.com assets of Voice Media, Inc. by us.

(6) Of these shares, 250,000 shares are subject to a voting agreement whereby Eric S. Langan has voting power over these shares. This voting agreement is related to the acquisition of the XXXpassword.com assets of Voice Media, Inc. by us.

(7) Mr. Langan has shared voting and investment power for 578,632 shares that he owns indirectly through E. S. Langan, L.P. This amount also includes options to purchase up to 235,000 shares of common stock that are presently exercisable.

(8) Includes 66,545 shares of common stock which would be issuable upon conversion of a convertible debenture held by Mr. McElroy. Also includes 52,135 shares of common stock which would be issuable upon conversion of a convertible promissory note held by Mr. McElroy.

(9) Includes options to purchase up to 320,000 shares of common stock which are presently exercisable.

     ---------------------------------------------------------------------

              (2) TO RATIFY THE SELECTION OF JACKSON & RHODES, P.C.
                      AS THE COMPANY'S INDEPENDENT AUDITOR
                  FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000
     ---------------------------------------------------------------------


     The Board of Directors has selected Jackson & Rhodes, P.C. as the Company's independent auditor for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval.

     The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing certified public accountant, Jackson & Rhodes, P.C., independent auditor of the Company for the fiscal year ending September 30, 2000. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     In the event the appointment of Jackson & Rhodes, P.C. as independent auditor is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the fiscal year ending September 30, 2000.

     A representative of Jackson & Rhodes, P.C. is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR the ratification of Jackson & Rhodes, P.C. as independent auditor for fiscal year ending September 30, 2000.

     ---------------------------------------------------------------------
                                (3) OTHER MATTERS
     ---------------------------------------------------------------------

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matters.


                        FUTURE PROPOSALS OF STOCKHOLDERS

     The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting of Stockholders is November 30, 2000.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/  Eric  S.  Langan
                                              ----------------------------------
                                              Chairman  of  the  Board  and
                                              President
Houston,  Texas

                                      PROXY

                       RICK'S CABARET INTERNATIONAL, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 2000

     The undersigned hereby appoints Eric S. Langan and Michael S. Thurman, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Rick's Cabaret International, Inc. held of record by the undersigned on July 10, 2000, at the Annual Meeting of Stockholders to be held on August 24, 2000, at 10:00 AM (CST) at 3113 Bering Drive, Houston, Texas 77057, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE
NOMINEES  LISTED  IN  NUMBER  1  AND  FOR  THE  RATIFICATION  IN  NUMBER  2.

1. ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

     [ ]     FOR  all  nominees  listed          [ ]     WITHHOLD authority to
             below  except  as  marked                   vote for all nominees
             to  the  contrary.                          below.

     Eric S. Langan       Robert L. Watters      Michael S. Thurman
     Alan Bergstrom       Travis Reese           Ron Levi            Paul Lesser

2. PROPOSAL TO RATIFY THE SELECTION OF JACKSON & RHODES, P.C. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



-----------------------------                     ------------------------------
NUMBER OF                                         SIGNATURE
SHARES OWNED

                                                  ------------------------------
                                                  (TYPED OR  PRINTED  NAME)


                                                  ------------------------------
                                                  SIGNATURE  IF  HELD  JOINTLY


                                                  ------------------------------
                                                  (TYPED  OR  PRINTED  NAME)


                                                  DATED:
                                                         -----------------------


                      THIS PROXY MAY BE REVOKED AT ANY TIME
                       BEFORE IT IS VOTED AT THE MEETING.
             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                 ATTACHMENT "A"

                             AUDIT COMMITTEE CHARTER

                       RICK'S CABARET INTERNATIONAL, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

1.   Purpose.  The Audit  Committee  of the  Board of  Directors  shall  conduct
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     continuing   oversight  of  the   financial   affairs  of  Rick's   Cabaret
     International, Inc.

2.   Scope of Review.  The Audit  Committee  shall conduct an ongoing review the
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     Corporation's:

     * Financial reports and other financial information prior to their being filed with the U.S. Securities and Exchange Commission or otherwise provided to the public.

     * Systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct.

3.   General  Tasks.  The  Audit  Committee  shall:
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     *    Be objective. A majority of the Audit Committee shall be independent.

     * Recommend and encourage improvements in the Corporation's financial affairs.

     * Review and assess the work of the Corporation's independent accountant and internal audit department.

     * Solicit and encourage comments from the Corporation's independent accountant, financial and senior management, internal audit department and the Board of Directors.

4.   Audit  Committee  Members.  The Audit  Committee shall be consist of one or
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     more Members (the "Members"), a majority of whom are independent Directors.
     The Board of Directors shall elect the Members annually. Members shall serve until their successors are duly elected and qualified. Unless an Audit Committee Chairperson is elected by the full Board, the Members of the Committee may designate a Chairperson by majority vote of the all Members.


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5.   The  independent  members  shall be free from any  relationship  that could
     conflict  with  an   independent   member's   independent   judgment.   Any
     non-independent member shall exercise judgment as if that member was independent. All Members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

6.   Independence. Independent Director is defined as a director who has:
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     *    Not been employed by the  Corporation or its affiliates in the current or past three years.

     * Not accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation).

     * No immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer.

     * Not been a partner, controlling shareholder or an executive officer of any other for-profit entity to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the other entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

     * Not been employed as an executive of another entity where the Corporation's executives serve on the other entity's compensation committee.

7.   Meetings.  The Audit Committee shall meet at least four times per year, and
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     may meet as frequently as deemed necessary.  The Audit Committee shall meet separately in closed meetings at least once each year with management, the director of internal audit and the independent accountant to discuss any matter. The Audit Committee shall select one of its Members each quarter to meet with management, the director of internal audit and the independent accountant for the purposes set forth below.

8.   Specific  Tasks.  The  Audit  Committee  shall:
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     (a)  Assess and, if necessary, update this Charter at least annually.

     (b)  Review  the  Corporation's  annual,   quarterly  and  other  financial
          statements and any other reports, financial information or other material filed with any governmental body (except for litigation matters in the ordinary course of business) or announced to the public, including the independents accountant's certifications, reports, opinions, or reviews.


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     (c)  Review the  regular  internal  reports to  management  prepared by the internal audit department and management's response thereto.

     (d) Review with management and the independent accountant all Form 10-Q 's prior to the filing or prior to the release of earnings information to the public. The Chairperson of the Audit Committee may represent the entire Audit Committee for the review of the Form 10-Q.

     (e) Recommend to the Board of Directors the selection of the independent accountant for each fiscal year, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountant. On an annual basis, the Audit Committee shall review and discuss with the independent accountant all significant relationships the independent accountant has with the Corporation to determine the accountant's independence.

     (f) Review the performance of the independent accountant and approve any proposed discharge of the independent accountant when circumstances warrant.

     (g) Periodically consult with the independent accountant, out of the presence of management, about internal controls and the completeness and accuracy of the Corporation's financial statements.

     (h) Continually review the integrity of the Corporation's internal and external financial reporting processes. The Audit Committee shall consult with the independent accountant and the internal auditors for this review.

     (i) Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles in relation to the Corporation's internal and external financial reporting.

     (j)  Consider  and  approve,   if   appropriate,   major   changes  to  the
          Corporation's auditing and accounting principles and practices.

     (k) Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountant and the internal auditors in connection with the appropriateness and application of accounting principles made in management's preparation of the financial statements.

     (l) Following completion of the annual audit, review separately with each of management, the independent accountant and the internal audit department whether any difficulties were encountered during the course of the audit, including any restrictions on the scope of work or access to required information.


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     (m)  Review  any   disagreement   among   management  and  the  independent
          accountants or the internal auditing department in connection with the preparation of the financial statements or the appropriateness and application of accounting principles made in management's preparation of the financial statements.

     (n) Review with the independent accountant, the internal audit department and management whether and how changes or improvements in the Corporation's financial or accounting practices, as approved by the Audit Committee, have been implemented. The Audit Committee shall conduct this review promptly after the implementation of the changes or improvements.

     (o) Establish a code of corporate compliance with law and a code of ethical conduct, and review the Corporation's implementation and enforcement of these codes.

     (p) Review activities, organizational structure, and qualifications of the internal audit department.

     (q) Review, with the Corporation's counsel, legal compliance matters including policies regarding trading in the Corporation's securities.

     (r) Review, with the Corporation's counsel, any legal matter that could have a material impact on the Corporation's financial statements.

     (s) Perform any other activities consistent with this Charter, the Corporation's Articles of Incorporation, By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.


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